Exhibit 4.3
IGAMBIT, INC.
Common Stock Purchase Warrant

Warrant Holder:	Roetzel & Andress

Date of Issuance:	June 1, 2009
Number of shares of Common Stock to be issued upon exercise in full: 250,000
THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT IN COMPLIANCE WITH STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED
     FOR VALUE RECEIVED, iGambit, Inc., a Delaware corporation (the “Company”) hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on the 7th anniversary date of this warrant (the “Expiration Date”) to Roetzel & Andress or registered assigns (the “Holder”), under the terms as hereinafter set forth, Two Hundred and Fifty Thousand (250,000) fully paid and non-assessable shares of the Company’s Common Stock (the “Warrant Shares”) pursuant to this warrant (this “Warrant”). The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.
1) EXERCISE OF WARRANT
     a) Exercise Price and Vesting. The Holder may exercise this Warrant as follows: (i) for up to 100,000 Warrant Shares at any time at a purchase price per Warrant Share of $0.50 (an “Exercise Price”); (ii) for up to an additional 50,000 Warrant Shares at any time after the 1st anniversary of the date hereof at a purchase price per Warrant Share of $0.65 (an “Exercise Price”); (iii) for up to an additional 50,000 Warrant Shares at any time after the 2nd anniversary of the date hereof at a purchase price per Warrant Share of $0.85 (an “Exercise Price”); and (iv) for up to an additional 50,000 Warrant Shares at any time after the 3rd anniversary of the date hereof at a purchase price per Warrant Share of $1.15 (an “Exercise Price”). The number of Warrant Shares to be so issued and the Exercise Prices are subject to adjustment in certain events to prevent dilution as set forth in Section 5 herein.
     b) Procedure for Exercise. The Holder may exercise all or any part of this Warrant by surrendering to the Company this Warrant and the Notice of Exercise (form attached hereto) having then been duly executed by the Holder, accompanied by cash or certified check, for the number of Warrant Shares specified below prior to 5:00 p.m., Eastern Time, on the Expiration Date. If exercised in part, the Company may deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.
     c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if at any time there is not a current, valid and effective registration statement covering the Warrant Shares that are the subject of the Notice of Exercise, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(B-C) x A
B
     For purposes of the foregoing formula:
A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Fair Market Value of a share of the Company’s Common Stock as of the date of exercise.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
     Fair Market Value. Fair Market Value of a share of the Company’s Common Stock as of a particular date (the “Determination Date”) shall mean:
     i) If the Company’s Common Stock is traded on a national stock exchange, then the closing price reported for the business day immediately preceding the Determination Date;
     ii) If the Company’s Common Stock is not traded on a national stock exchange, but is traded in the over-the-counter market, then the average of the closing bid and ask prices for the business day immediately preceding the Determination Date; or
     iii) If the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.
     d) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall either round up said fractional shares to the next whole share or shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock as determined by the Company.

     e) Delivery of Certificates. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Shares is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.
2) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT
     Subject to Section 3, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.
3) COMPLIANCE WITH SECURITIES LAWS
     a) The Holder hereby acknowledges that this Warrant and any Warrant Shares purchased pursuant hereto are not being registered (i) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

     b) Except as provided in section 3(c), this Warrant and the certificates representing the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT IN COMPLIANCE WITH STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
     In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.
     c) The restrictions imposed by this Section 3 upon the transfer of this Warrant or the Warrant Shares to be purchased upon exercise hereof, shall terminate (i) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act; (ii) upon the Company’s receipt of an opinion of counsel , in form and substance reasonably satisfactory to the Company, addressed to the Company to the effect that such restrictions are no longer required to ensure compliance with the Securities Act or state securities laws; or (iii) upon the Company’s receipt of other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Company (or its transfer agent or registrar), without expense, new Warrants (or in the case of Warrant Shares, new certificates) of like tenor not bearing the applicable legend required by Section 3(b) relating to the Securities Act and state securities laws.
4) RESERVATION OF WARRANT SHARES
     The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.
5) ADJUSTMENTS; ANTI-DILUTION
     The number and kind of securities or other property for which the Warrant is exercisable are subject to adjustment in certain events to prevent dilution as follows:

     a) Recapitalization, Reclassification and Succession. If the Company shall do any of the following (each a “Capital Transaction”): (i) effect any recapitalization of the Company or reclassification of its Common Stock; (ii) effect any merger or consolidation of the Company into or with a corporation or other business entity; or (iii) effect the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) at any time while this Warrant remains outstanding and unexpired, then, as a condition of such Capital Transaction, the Holder of this Warrant shall have the right to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Capital Transaction in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Capital Transaction, the securities, cash or other property to which such Holder would have been entitled upon consummation of such Capital Transaction if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to each action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 5.
     b) Stock Dividends, Distributions, Subdivisions and Combinations. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of Common Stock or subdivide its Common Stock into a larger number of shares of Common Stock, or combine its Common Stock into a smaller number of shares of Common Stock, then (i) the number of Warrant Shares purchasable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event; and (ii) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment, divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.
     c) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.
     d) Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Exercise Price and number of shares of Warrant Shares purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.
     e) Form of Warrant After Adjustment. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number and kind of securities purchasable upon exercise of this Warrant.

     f) Notice of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly (i) cause its Chairman, Chief Executive Officer or President to prepare and execute a certificate setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment; and (ii) cause copies of such certificate to be delivered to the Holder promptly after each adjustment.
6) LOSS, THEFT, DESTRUCTION OR MUTILATION
     Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.
7) HOLDER NOT A STOCKHOLDER OF THE COMPANY
     The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights until such time as the Warrant is exercised for Warrant Shares.
8) MISCELLANEOUS
     a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one business day after delivery to a reputable overnight carrier or six business days after delivery to the U.S. Postal Service, if sent by first class mail, certified or registered mail with postage prepaid or by telecopy with a copy following by hand or by overnight carrier or mailed, certified or registered mail with postage prepaid:

If to the Company:	iGambit, Inc. 1600 Calebs Path Extension, Suite 114 Hauppauge, New York 11788

If to Holder:	Roetzel & Andress 350 East Las Olas Boulevard, Suite 1100 Fort Lauderdale, Florida 33301 Attn: Joel D. Mayersohn
or to such other person or address as any party shall furnish to the other parties in writing.
     b) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Holder may assign some or all of its rights hereunder in connection with transfer of all or part of this Warrant, subject to compliance with the securities laws, without the consent of the Company, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.
     c) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
     d) Headings and Captions. The headings and captions contained in this Warrant are set forth for the purpose of convenience only and shall be given no effect in the construction or interpretation of this Warrant.
     e) Governing Law; Jurisdiction; Venue. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of Florida, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby consent to the jurisdiction of the federal and state courts located in the Southern District of Florida with respect to any actions brought concerning this Warrant. Venue for any such actions or arbitrations shall be in any of such courts in Broward, County, Florida and the parties hereto hereby waive any objection to such venue on the grounds of inconvenient forum.
     f) Signature Delivery. The parties agree that signatures delivered by facsimile or “pdf” shall be binding and shall have the same force and effect as original signatures.
     g) Changes to be in Writing. No waiver, change, amendment or discharge of any term or condition hereof or any consent on the part of any party hereto shall be of any force or effect unless made in writing and signed by the party to be bound thereby.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of June 1, 2009.

IGAMBIT, INC.
Signature:
	Print Name:	John Salerno
	Title:	Chief Executive Officer

FORM OF NOTICE OF EXERCISE
(To be executed by the Holder to exercise the right to purchase shares of Common Stock)
To: IGAMBIT, INC.
     The undersigned is the Holder of a Warrant issued by iGambit, Inc., a Delaware corporation (the “Company”). The Warrant is currently exercisable to purchase a total of                                                     Warrant Shares. The undersigned Holder hereby irrevocably exercises its right to purchase                                                     Warrant Shares pursuant to the Warrant. The Holder (check applicable box):
                 has included the sum of $                                     payable to the Company in accordance with the terms of the Warrant; or
                elects a Cashless Exercise.
     Pursuant to this exercise, certificates for such shares of Common Stock, issued in the name of the following, shall be delivered to the following:

Name:

Address:

SSN or EIN:

     Following this exercise, the Warrant shall be exercisable to purchase a total of                                     Warrant Shares. If said number of shares of Common Stock shall not be all the shares evidenced by the within Warrant, the Holder requests that a new warrant certificate for the balance of the shares covered by the within Warrant be registered in the name of, and delivered to:

Name:

Address:

Date: ________________
Signature of Holder

Print Name of Holder

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
[To be completed and signed only upon assignment of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                           the right represented by the within Warrant to purchase                                                               shares of Common Stock of IGAMBIT, INC. to which the within Warrant relates and appoints                                      attorney to transfer said right on the books of iGambit, Inc. with full power of substitution in the premises.
     Pursuant to this assignment, the Company is instructed to deliver a new Warrant in the name of:

Name:

Address:

SSN or EIN:

Date: ________________
Signature of Holder

Print Name of Holder

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)